Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

Oddity Tech Ltd.

(Exact Name of Registrant as Specified in the Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	$100,000,000	$110.20 per $1,000,000	$11,020
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts		$100,000,000
			Total Fees Previously Paid		$0
			Total Fee Offsets		$0
			Net Fee Due		$11,020

(1) Includes offering price of additional shares that the underwriters have the option to purchase.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended